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                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT


              This Agreement is made and entered into as of the 20th day of March, 1998, by and between Johnston Industries, Inc., a Delaware corporation (hereinafter called the "Company") and D. Clark Ogle (hereinafter called "Officer").


                                   WITNESSETH:

         WHEREAS, the Company is engaged in various aspects of the textile industry, including the manufacture, marketing and sale of fabrics for use in the automotive, industrial, home, hospitality and certain specialty markets (the "Business"); and

         WHEREAS, Officer desires to become employed by the Company as President and Chief Executive Officer for the Company and the Company desires to employ Officer in such capacity pursuant to the terms hereof.

         NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual representations and promises herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties mutually agree as follows:

1. EMPLOYMENT; TERM. Commencing March 19, 1998 (the "Effective Date"), the Company employs Officer and Officer accepts employment with the Company in the position of President and Chief Executive Officer for the Company upon the terms and conditions hereinafter set forth. The initial term of this Agreement shall be for three (3) years from and including the Effective Date (the "Initial Term"), unless sooner terminated pursuant to Section 4 below; provided, however, that this Agreement shall automatically extend for subsequent terms of one year in length on the third anniversary of the Agreement and each subsequent anniversary date unless the Company or Officer shall give notice to the other party of their decision not to extend the term of this Agreement by giving at least ninety (90) days written notice prior to the end of such Initial Term or a successive term.

2. DUTIES AND EXTENT OF SERVICES. Officer will, during the continuance of his employment hereunder, perform the duties of President and Chief Executive Officer as such duties are defined in the By-laws of the Company, which duties shall include responsibility for (i) the day to day general management, administration and operation of all present and future business of the Company and its subsidiaries and (ii) the supervision of the present and future manufacturing operations of the Company and its subsidiaries. On all matters not delegated to Officer, Officer shall report to the Board. Officer's office and principal place of employment will be located in Columbus, Georgia. Officer acknowledges that his duties and services will involve usual and customary travel required of the Company's employees currently located in Columbus, Georgia. Excluding periods


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of vacation and sick leave to which the Officer is entitled, the Officer agrees to devote the whole of his business attention, working time and energy to the business and affairs of the Company and to use his best efforts to perform the responsibilities assigned to him hereunder faithfully and efficiently. Without the prior written consent of the Company, the Officer shall not serve as an employee, officer, director, consultant or advisor to any other business, and shall not engage in any other business activities other than the Permitted Activities, as herein defined. The Officer may (i) make and manage personal business investments of his choice, provided that the Officer shall hold no investment in any entity which competes in any way with the Company, other than an investment representing less than a 5% interest in any publicly held entity; and (ii) serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board (collectively, the "Permitted Activities"), provided that the Permitted Activities do not materially interfere or conflict with the performance of Officer's duties hereunder or create any conflict of interest with such duties.

3.       COMPENSATION.

                  (a) Base Salary. For all services to be rendered by Officer in any capacity during the period of his employment under this Agreement, including, without limitation, services as an officer and/or director of any subsidiary of the Company, Officer shall be paid as compensation a base salary ("Base Salary") at the rate of not less than $450,000 per annum for each year during which Officer is employed under this Agreement, or at such higher rate as may from time to time be fixed by the Compensation Committee of the Board of the Company, payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly. Under no circumstance shall any increase in Base Salary limit or reduce any other obligation to Officer under this Agreement.

                  (b) Bonuses. Upon execution of this Agreement, Officer shall be entitled to a signing bonus of $100,000, payable in a lump sum. For the first completed year of the Initial Term hereunder, Officer shall be entitled to an annual bonus in an amount equal to $225,000. In addition, the Officer shall be eligible, for each subsequent year of the term of this Agreement, to an annual bonus to such extent and in such amount as shall be determined by the Compensation Committee of the Board of Directors in its sole discretion. Bonuses are not prorated and shall only be paid for completed years.

                  (c) Relocation Expenses. Officer shall relocate to Columbus, Georgia within six months of the Effective Date. For a period not to exceed six months, the Company shall pay reasonable temporary living expenses for Officer in Columbus, Georgia. The Company shall pay, or reimburse Officer for, reasonable relocation expenses incurred by him in connection with moving to Columbus, Georgia.

                  (d) Reimbursement of Expenses. The Company shall pay, or reimburse Officer, in accordance with the Company's prevailing corporate policy, for reasonable


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travel, continuing education and other expenses incurred by Officer in performing his duties under this Agreement.

                  (e) Participation in Employee Benefit Plans. In addition to the other compensation provided for herein, Officer shall be entitled to participate in those perquisites and benefits generally available to senior level employees of the Company in accordance with the Company's regular policies. In addition, Officer shall be entitled to participate in various benefit plans which the Board may establish for executive management. The foregoing notwithstanding, the Company may change or discontinue any such benefits; provided, however, that so long as any benefit is made available to executive officers or employees generally, such benefit will be extended to Officer on the same terms as such benefit is made available to other executive officers or employees.

                  (f) Vacation. During the term of this Agreement and any renewal term, Officer shall be entitled to paid vacation in accordance with the policies and practices of the Company; provided, that such vacation shall be taken in a manner so as not to interfere with the performance of Officer's duties hereunder.

                  (g) Stock Options. Officer shall, upon execution of this Agreement, be granted options to purchase an aggregate of 300,000 shares of the Company's common stock, pursuant to the Company's Amended and Restated Stock Incentive Plan (the "Plan"), as amended, which options shall be exercisable at a price of $5.875 per share. Such options shall be incentive stock options to the extent permitted by law. Such options shall vest, subject to the terms of the Plan, in equal amounts upon the first, second and third anniversaries of the Effective Date, subject to continued employment by the Company; provided that such vesting shall accelerate upon a change of control of the Company, as defined by the Plan, or upon termination of Officer's employment by the Company without cause. Such options shall be represented by a stock option agreement and shall otherwise be subject to all applicable provisions of the Plan.

4.            TERMINATION OF AGREEMENT.

                  (a) Termination of Employment by Company For Cause; Resignation by Employee. The Company may terminate Officer's employment at any time for "Cause" but only after written notice of termination to Officer as approved by the Board (excluding Officer) as set forth below specifying the cause of such action. Cause shall mean: (a) misappropriating any funds or any material property of the Company; (b) obtaining or attempting to obtain any material personal profit from any transaction, other than is contemplated by this Agreement, in which Officer has an interest which is adverse to the interest of the Company unless the Company shall first give its written consent to such transaction; (c) neglecting or refusing to perform the duties contemplated by this Agreement, the willful taking of actions which directly impair the Officer's ability to perform his duties contemplated by this Agreement, material breach of any term of this Agreement or taking any action detrimental to the Company's good will or damaging the Company's relationship with its customers, suppliers or employees, provided that such


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neglect or refusal, action or breach shall have continued for a period of 20 days following written notice thereof; (d) being convicted of or pleading guilty or nolo contendere to any crime or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude or (e) any material intentional failure to comply with laws or governmental regulations applicable to the Company or the conduct of the Company's business. Any termination by the Company pursuant to this Section 4(a) above shall be communicated by written notice of termination. In the event Officer shall be terminated for Cause or shall resign from the Company prior to the expiration of the term hereof, Officer shall be entitled to all salary actually earned prior to termination, vested stock options and other vested benefits. Officer shall not be entitled to any severance pay or prorated bonus in the event of termination pursuant to this Section 4(a) for Cause or resignation.

                  (b) Termination of Employment in the Event of Officer's Disability. If, in the reasonable, good faith opinion of the Board, as a result of Officer's incapacity due to physical or mental illness, Officer shall have been absent from his duties with the Company on a substantially continuous basis for a period of six months, Officer's employment shall be terminated for Disability. In the event Officer shall be terminated for "Disability," Officer shall be entitled to all salary actually earned prior to termination, vested stock options and other vested benefits, and to any benefits to which Officer may be entitled under any Company-sponsored disability plan providing benefits to Officer. Officer's employment shall not be terminable under this Section 4(b) if Officer is absent from his duties upon an unexpired bona fide leave of absence granted by the Company other than pursuant to physical or mental illness.

                  (c) Termination of Employment in the Event of Death During Employment. If Officer dies during the term of this Agreement, the Agreement shall immediately terminate and the Company shall pay to Officer's estate compensation which would otherwise be payable to Officer pursuant to this Agreement up to the end of the month in which his death occurs. The Officer's estate shall also be entitled to any vested stock options and other vested benefits.

                  (d) Termination of Employment Without Cause; Constructive Termination. If, during the term of this Agreement, the Company shall terminate the Officer's employment with the Company (other than as a result of Disability) without Cause, or the Officer shall terminate his employment with the Company as a result of a material breach by the Company of the terms hereof, which breach is not cured within thirty (30) days following receipt of notice in writing from the Officer to the Company specifying the nature of such breach:

                           (i)      In addition to such amounts as have accrued
prior to the date of termination and have not previously been paid, the Company shall pay to the Officer, payable at the Company's discretion either in a lump sum or at the time such payments would otherwise be payable hereunder, an amount equal to one times Officer's then Base Salary.


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                  (ii)     The Company shall, promptly upon submission by the
Officer of supporting documentation, pay or reimburse, or cause to be paid or reimbursed, to the Officer any business related costs and expenses paid or incurred by the Officer on or before the date of termination which would have been payable under Section 3(c) if the Officer's employment had not been terminated.

                  (iii)    During the term payments are made pursuant to clause
(a) above, the Company shall continue to provide health and welfare benefits (or equivalent coverage) to the Officer and/or the Officer's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies of the Company from time to time in effect if the Officer's employment had not been terminated.

                  (iv) Notwithstanding the above, all sums payable and benefits provided to the Officer pursuant to Sections 4(d)(i) and (iii) above shall promptly cease at such time as Officer becomes employed on a full time basis with another company.

5.       OFFICER'S OBLIGATIONS UPON TERMINATION OF EMPLOYMENT.

         Upon the termination of his employment hereunder for whatever reason Officer shall:

         (a) Forthwith tender his resignation from any directorship or office he may hold in the Company;

         (b) Not at any time represent himself still to be connected or to have any connection with the Company; and

         (c) Refrain from taking any action or making any statement intended to damage the reputation of or disparage the Company in any manner.

6. EFFECT OF TERMINATION. The provisions of this Agreement shall survive the termination of this Agreement and the termination of Officer's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

7.       CONFIDENTIALITY.

         (a) Officer agrees that, both during the term of this Agreement and after the termination of this Agreement, Officer will hold in a fiduciary capacity for the benefit of the Company, and shall not, directly or indirectly, use or disclose, except as authorized by the Company in connection with the performance of Officer's duties, any Confidential Information, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such Confidential Information) during the term of this Agreement. The term

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"Confidential Information" as used in this Agreement shall mean and include any material information, data and know-how relating to the business of the Company that is disclosed to Officer by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that the Company treats as confidential. The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

         (b) The covenant contained in this Section 7 shall survive the termination of Officer's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Officer's obligations of confidentiality and non-disclosure as set forth in this
Section 7 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets. Officer agrees that the promises of confidentiality made in this Section 7 are necessary to protect the Company's legitimate business interests.

8. COVENANT NOT TO COMPETE. During the term of this Agreement and for a period of one year following the termination of Officer's employment hereunder for any reason (the "Non-competition Period"), Officer shall not, except as authorized in writing by the Company, directly or indirectly, be employed by, render services to, assist or participate in, as an executive or senior officer or in an executive capacity, the affairs of, invest in, or otherwise serve in any executive capacity with, any person or enterprise which person or enterprise is engaged in, or is planning to engage in, any business that is in any respect competitive with the Business, with respect to any product of the Business, within the continental United States; provided that Officer may hold investments representing a less than 5% interest in any publically held company competing with the Company. In furtherance of such covenant not to compete, Officer hereby acknowledges that the Company currently does business and will continue to do business throughout the term of this Agreement throughout the United States and that in his capacity as President and Chief Executive Officer of the Company his responsibilities will involve all aspects of the Company's Business and the conduct of business throughout the United States.


9. NON-SOLICITATION OF OFFICERS, KEY EMPLOYEES AND CUSTOMERS. Officer agrees that he will, for so long as he is employed hereunder and for the Non-competition Period after termination of his employment for any reason, within the continental United States, (a) refrain from actively soliciting, recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other officer or key employee of the Company who is employed by the Company or any successor or affiliate


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of the Company and/or (b) refrain from calling on or soliciting, directly or indirectly, any of the customers or suppliers of the Company or any successor or affiliate of the Company who he served or contacted during his employment with the Company to provide goods or services related to the Business of the Company, nor during such period shall the Officer make known to any other person the names or addresses of such customers or suppliers or any information relating in any manner to the Company's trade or business relationships with such customers or suppliers.

10. ACKNOWLEDGMENTS. Officer hereby acknowledges and agrees that the restrictions contained in Sections 7, 8 and 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Officer acknowledges that in the event Officer's employment with the Company terminates for any reason, Officer will be able to earn a livelihood without violating the restrictions contained in Sections 7, 8 and 9.

11. RIGHTS TO MATERIALS. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Officer shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

12. INJUNCTIVE RELIEF. Officer understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7, 8 and 9, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Officer further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

13. ENTIRE AGREEMENT; GOVERNING LAW; AMENDMENTS AND WAIVERS. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia and any applicable federal laws of the United States of America. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by Officer and the Company acting through a duly authorized officer. No waiver by either party hereto at any time of any


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breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns. The obligations and duties of the Officer hereunder are personal and otherwise not assignable. This Agreement shall inure to the benefit of and be enforceable by the Officer's legal representatives. Both Officer and the Company represent that he and it have consulted with whomsoever he or it wished before executing this Agreement, including but not limited to counsel of their respective choice.

15. NOTICE. For the purposes of this Agreement, notices, and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    If to the Company:
                                    Johnston Industries, Inc.
                                    105 Thirteenth Street
                                    Columbus, Georgia 31901
                                    Attention:

                                    If to Officer:




or, in either case, to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

16. TITLES. Titles of the headings herein are used solely for convenience and shall not be used for interpretation or construing any work, section clause, paragraph, or provision of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

18. ENFORCEMENT. The provisions of this Agreement may be enforced by all legal and equitable remedies available to the parties including specific performance and injunction. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to it, including recovery of damages.


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19.      VALIDITY. The invalidity or unenforceability of any provision of this
Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable. It is acknowledged that any payment which may be made by the Company to Officer under this Agreement is in the nature of employment and/or severance and not a penalty payment. Should the obligation to make any payment hereunder be held to be void or voidable as a penalty by a final non-appealable judgment, this Agreement shall be deemed to provide an obligation on the part of the Officer to render such consulting services as the Company may reasonably request during the period of and in exchange for such payments as would otherwise have been made by the Company as severance benefits and the parties agree such payments shall constitute reasonable compensation for the value of Officer's services during such period.

20. ARBITRATION. Except as otherwise provided in this Agreement, the Company and Officer hereby consent to the resolution by arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Officer's employment with the Company or its termination, that the Company may have against Officer or that Officer may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise, whether or not such dispute concerns the formation or terms of this Agreement. Any such arbitration shall be in accordance with the procedures of the American Arbitration Association ("AAA"). The arbitration hearing will be held before an experienced employment arbitrator or panel of arbitrators licensed to practice law in the state of Georgia and selected by and in accordance with the rules of the AAA, as the exclusive remedy for such claim or dispute. The forum for such arbitration shall be Columbus, Georgia. The party seeking arbitration of a dispute, claim or controversy as required by this Section 20 must give specific written notice of any claim to the other party within six (6) months of the date the party seeking arbitration first has knowledge of the event giving rise to a claim or dispute; otherwise, the claim shall be void and deemed waived, even if there is a federal or state statute of limitations which would have given more time to pursue the claim. Notwithstanding the foregoing, the Company shall have the right to seek temporary and/or preliminary injunctive relief in a court of competent jurisdiction to enforce the terms of Sections 7, 8 and 9 hereof. Moreover, this agreement to arbitrate does not apply to or cover other claims by the Company or any non-party to the Agreement for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information. The


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ultimate resolution of the underlying issues in such litigation, shall, however, be subject to this Agreement by the parties to resolve any disputes by arbitration as set forth herein.

         IN WITNESS WHEREOF, the parties hereto have freely and voluntarily executed this Agreement as of the date and year first written above.

                                              JOHNSTON INDUSTRIES, INC.

                                              BY: /s/ David L. Chandler
                                                 -------------------------
                                               Name: David Chandler
                                               Title: Chairman
Accepted and Agreed as of the
date first above written:                     Attest

     /s/ D. Clark Ogle                        BY: /s/ James J. Murray
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D. Clark Ogle                                  Name: James J. Murray
                                               Title: Chief Financial Officer



























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